FILED                                    FILING FEE: $100.00
IN THE OFFICE OF THE SECRETARY OF STATE OF THE               BY: ROSS H. BOYD
              STATE OF NEVADA                                P.O. BOX 1800
                JUN 13 1986                                  MORRO BAY, CA 93442
     WM SAACEMANT  SECRETARY OF STATE
              /s/ Wm Saacement
                  4086-86



                            ARTICLES OF INCORPORATION

                                       OF

                             BAYWOOD FINANCIAL, INC.


                                   ARTICLE ONE

         The name of the corporation is BAYWOOD FINANCIAL, INC.

                                   ARTICLE TWO

         Its principal office in the State of Nevada is located at 115 Taurus Circle, Reno, Nevada 89511. The address of its resident agent is 115 Taurus Circle, Reno, Nevada 89511.

                                  ARTICLE THREE

         The purpose or purposes for which this corporation is organized are: To engage, without qualification, in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

                                  ARTICLE FOUR

         The amount of the total authorized capital stock the corporation shall have the authority to issue is Fifty Million (50,000,000) shares of Common Stock, each having a par value of $0.001.

         Each share of Common Stock issued and outstanding, shall be entitled to one vote on all matters. Dividends shall be declared and paid only out of funds legally available therefor. Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                  ARTICLE FIVE

         The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

         The names and post office addresses of the first board of directors, which shall be three (3) in number are as follows:

                  NAME                                        ADDRESS
                  ----                                        -------
         1.       Ross H. Boyd                         265 Kern Avenue
                                                       Morro Bay, CA 93442

         2.       F. W. Sheldon                        290 Sienna
                                                       Morro Bay, CA   93442

         3.       Jean P. Boyd                         265 Kern Avenue
                                                       Morro Bay, CA 93442

         The Board of Directors shall be limited in number to no less than three
(3) nor more than nine (9).

         Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation's stock.

                                   ARTICLE SIX

         The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                  ARTICLE SEVEN

         The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

                  NAME                                     ADDRESS
                  ----                                     -------
         1.       Ross H. Boyd                         265 Kern Avenue
                                                       Morro Bay, CA 93442

         2.       F. W. Sheldon                        290 Sienna
                                                       Morro Bay, CA   93442

         3.       Jean P. Boyd                         265 Kern Avenue
                                                       Morro Bay, CA 93442

                                  ARTICLE EIGHT

         The corporation is to have perpetual existence.

                                  ARTICLE NINE

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         Subject to the bylaws, if any, adopted by the stockholders, to make, alter, or amend the bylaws of the corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and to cause to be executed mortgages and liens upon the real and personal property of this corporation.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have any may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholder's meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

                                   ARTICLE TEN

         Meetings of the stockholders may be held at such place within or without the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                 ARTICLE ELEVEN

         This corporation reserves the right to amend, alter, change or repeal any provision contained int he Articles of Incorporation, in the manner now or hereafter prescribed by the statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE TWELVE

         No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

         WE, THE UNDERSIGNED, being each of the incorporators, herein-before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of May , 1986.



                                  /s/ Ross H. Boyd
                                  --------------------------------------
                                  ROSS H. BOYD

                                  /s/ F. W. Sheldon
                                  --------------------------------------
                                  F. W. SHELDON


                                  /s/ Jean P. Boyd
                                  --------------------------------------
                                  JEAN P. BOYD


STATE OF CALIFORNIA                         )
                                            ) ss
COUNTY OF SAN LUIS OBISPO                   )

         On this 23rd day of May , 1986 before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared ROSS H. BOYD, F. W. SHELDON, and JEAN P. BOYD known to me to be the persons described in and who executed the foregoing instrument and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        Barbara M. Wilde
                                        ---------------------------------------
                                        NOTARY PUBLIC in and for San Luis Obispo
                                        County, California

                                                  [NOTARY PUBLIC STAMP]

           FILED                                   RECT: #41256           TS/MC
     IN THE OFFICE OF THE                          FILING FEE: $85.00
   SECRETARY OF STATE OF THE                       FILED BY: BAYWOOD INT'L, INC.
       STATE OF NEVADA                             C/O RON STOEKLEIN
                                                   14950 N. 83RD PLACE, STE. 1
        MAR 20 1992                                SCOTTSDALE, AZ  85260

CHERYL A. LAU SECRETARY OF STATE

      /s/ Cheryl A. Lau
          4056-86

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             BAYWOOD FINANCIAL, INC.

                             -----------------------


         The undersigned do hereby declare and certify that:

(1) They are respectively the President and Secretary of Baywood Financial, Inc., a Nevada corporation.

(2) That this Certificate of Amendment was authorized and adopted by a majority of the Shareholders of the Corporation, and,

(3) That the Amendments contained herein were adopted, ratified, and approved by more than a majority of the shares outstanding of this corporation, there being 6,555,000 shares of the corporation issued and outstanding, and the following resolution being adopted by 4,100,000 shares voting in favor of with no objects at the Special Shareholders Meeting held the 10th day of January, 1992.

         "RESOLVED, that article one of the articles of incorporation of the corporation be changed from Baywood Financial, Inc. To the new name of Baywood International, Inc. and that the officers of the Corporation are hereby empowered and directed to file with the Secretary of the State of Nevada, the requisite certificate setting forth the name change hereby authorized and effected."


         The undersigned do further declare and certify that they have made and filed this Certificate of Amendment pursuant to the Resolutions adopted by the shareholders and Directors of this corporation as hereinabove stated.


         We, Karl Rullich and Georgia Aadland, do hereby certify that we are respectively the duly elected President and the duly elected and qualified Secretary and keeper of the records and corporate seal of Baywood Financial, Inc., a corporation organized and existing under the laws of the State of Nevada, and that the above is a true and correct copy of a resolution duly adopted at a meeting of the Shareholders thereof, convene and held in accordance with law and the Bylaws of said Corporation on the 10th day of January, 1992 and that such resolution is now in full force and effect.

         IN WITNESS THEREOF, we have affixed our names as President and as Secretary of the Corporation this 16th day of March, 1992.

/s/ Karl Rullich                        /s/ Georgia Aadland
----------------------------            ------------------------------
/s/ Karl Rullich, President             /s/ Georgia Aadland, Secretary



IN WITNESS WHEREOF, the undersigned has placed his hand and seal this 16th day of March, 1992

/s/ Karl Rullich
---------------------------------------------
Georgia Aadland
---------------------------------------------


The foregoing Amended Articles of Incorporation of Baywood Financial, Inc., was subscribed and sworn to before me this 16th day of March, 1992, by Karl Rullich and Georgia Aadland.


WITNESS my hand official seal                     [SEAL]

My commission expires: Nov. 13, 1995.
                       -------------
Lisa Hinkle
------------------------------------
Notary Public

                                             RECEIVED
                                           MAR 20 1992
                                       Secretary of State

           FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
       STATE OF NEVADA

        APR 05 1992

DEAN HELLER SECRETARY OF STATE

      /s/ Dean Heller
          4086-86

                            CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                           BAYWOOD INTERNATIONAL, INC.

         Karl H. Rullich, President, and Georgia Aadland, Secretary, of Baywood International, Inc., a Nevada corporation, do hereby certify the following:

         (1) that the Board of Directors, adopted resolutions setting forth proposed amendments to the Articles of Incorporation involving
                 (I) the change of the name of the corporation and (ii) the increase of the corporation's authorized stock and versting in the Board of Directors authority to prescribe additional classes of stock, and declared the advisability of such amendments, and called a special meeting of stockholders entitled to vote for the consideration thereof for January 10, 1992;

         (2) that notice of the meeting was given to each stockholder entitled to vote on such amendments and that a vote of stockholders was taken for and against the proposed amendments at the meeting on January 10, 1992;

         (3) that each of the amendments were adopted, ratified and approved by more than a majority of the shares outstanding of the corporation, therebeing 6,555,000 shares of the corporation issued and outstanding, and the amendments were adopted by 4,100,000 shares voting in favor thereof and with no objections;

         (4) that a Certificate of Amendment was filed with the Office of the Secretary of the State of Nevada on Mach 20, 1992, under file number 4086-86 for the change of name of the corporation from Baywood Financial, Inc. To Baywood International, Inc., amending Article One of the Articles of Incorporation;

         (5) that the amendment regarding the change in authorized capital stock which was approved at the same January 10, 1992 meeting was as follows:

                 THAT Article Four of the Articles of Incorporation be amended to additionally authorize a new class of stock, preferred stock, authorized in the amount of 10,000,000 shares, $1.00 par value, that the corporation is empowered to issue newly authorized preferred stock in lieu of debt or to capitalize the corporation as long as the issuance conforms to applicable state and federal law; and that notwithstanding any other provision in the Articles of Incorporation to the contrary, authority is vested in the Board of Directors to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, conversion features, restrictions and relative rights of each class ro series of stock and that the foregoing may be fixed and determined by resolution of the Board of Directors, without further amendment to the Articles of Incorporation.

         To the extent not inconsistent with this Certificate of Amendment, the Articles of Incorporation of Baywood International, Inc., are confirmed in their entirety.

         The said change and amendment has been consented to and approved by a vote of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                             /s/ Karl H. Rullich
                                             -----------------------------------
                                                 Karl H. Rullich, President



STATE OF ARIZONA                            )
                                            ) ss.
County of Maricopa                          )


         The foreoging Certificate of Amendment was acknowledged before me this 4 day of April, 1996, by Karl H. Rullich, President of Baywood International, Inc., a Nevada corporation, on behalf of the corporation.


My Commission Expires:                       /s/ Vickie L. Aadland
My Commission Expires March 2, 1997          -----------------------------------
                                                     Notary Public



                                             /s/ Georgia Aadland
                                             -----------------------------------
                                                 Georgia Aadland, Secretary



STATE OF ARIZONA                            )
                                            ) ss.
County of Maricopa                          )


         The foreoging Certificate of Amendment was acknowledged before me this 4 day of April, 1996, by Georgia Aadland, Secretary of Baywood International, Inc., a Nevada corporation, on behalf of the corporation.




My Commission Expires:                       /s/ Vickie L. Aadland
My Commission Expires March 2, 1997          -----------------------------------
                                                     Notary Public